As filed with the Securities and Exchange Commission on June 3, 2026.

Registration No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

INNIO Group Holding B.V.*

(Exact name of registrant as specified in its charter)

The Netherlands	3621	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Nymphenburger Strasse 5 80335 Munich Germany +49.89.89.82.7221	1101 W. St. Paul Ave. Waukesha, WI 53188 +1.262.547.3311

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

INNIO Holding Inc.
1101 W. St. Paul Ave.

Waukesha, WI 53188

+1.262.547.3311

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe Ian D. Schuman Oliver Seiler Jennifer M. Gascoyne Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200	Paul van der Bijl NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam The Netherlands +31 20 717 1000	Rod Miller David Dixter Philipp Klöckner Milbank LLP 55 Hudson Yards New York, NY 10001 (212) 530-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-295751)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act.

(*) We converted the legal form of our company from a German limited liability company (Gesellschaft mit beschränkter Haftung) to a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) and changed our name from INNIO Holding GmbH to INNIO Group Holding B.V. We then intend to convert the legal form of our company under Dutch law from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company (naamloze vennootschap) and to change our name from INNIO Group Holding B.V. to INNIO N.V. prior to the closing of this offering.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common shares, nominal value EUR 0.04 per common share (the “Common Shares”), of INNIO Group Holding B.V. (the “Registrant”) contemplated by the Registration Statement on Form- S-1 (File No. 333-295751), initially filed with the Commission by the Registrant on May 11, 2026 (as amended, the “Prior Registration Statement”), pursuant to the Securities Act, which was declared effective by the Commission on June 3, 2026. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of registering the sale of an additional 17,250,000 Common Shares, 2,250,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional Common Shares. The additional Common Shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-295751), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description
5.1	Opinion of NautaDutilh N.V., Dutch counsel to the registrant, as to the validity of common shares.
23.1	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm.
23.2	Consent of NautaDutilh N.V. (included in the opinion filed as Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included on the signature page to this registration statement).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Munich, Germany on June 3, 2026.

INNIO Group Holding B.V.

By:	/s/ Olaf Berlien
Dr. Olaf Berlien
President and Chief Executive Officer

By:	/s/ Dennis Schulze
Dr. Dennis Schulze
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Olaf Berlien	Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2026
Dr. Olaf Berlien

/s/ Dennis Schulze	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 3, 2026
Dr. Dennis Schulze

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Waukesha, Wisconsin, on June 3, 2026.

INNIO Holding Inc.

By:	/s/ Andrew Dawson
Name:	Andrew Dawson
Title:	North America Chief Financial Officer

By:	/s/ Roger George
Name:	Roger George
Title:	North America Chief Executive Officer